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                                                                    Exhibit 23.3

                         Consent of Arthur Andersen LLP

                  As independent public accountants, we hereby consent to the use of our report dated March 21, 1997 on the financial statements of MicroOptical Devices, Inc. for the year ended December 31, 1996 and for the period from inception (August 3, 1995) through December 31, 1995 and 1996, included in or made a part of this registration statement under Amendment No. 1 to Form S-3 for EMCORE Corporation.



                                                  ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
May 21, 1999